                                                                     EXHIBIT 1.1



                            LIFEPOINT HOSPITALS, INC.


                            (a Delaware corporation)


                         [______] Shares of Common Stock


                            Par Value $.01 Per Share


                             U.S. PURCHASE AGREEMENT


                                                               [_________], 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
SunTrust Equitable Securities Corporation
UBS Warburg LLC

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     LifePoint Hospitals, Inc., a Delaware corporation (the "Company") confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to (i) the sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedule A hereto and (ii) the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of [_______] additional shares of Common Stock to cover over-allotments, if any. The aforesaid [______] shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the [______] additional shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively the "U.S. Securities."

     It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of [_______] shares of Common Stock (the "Initial International Securities") through arrangements with Merrill Lynch International, Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited, SunTrust Equitable Securities Corporation and UBS Warburg (the "International Managers") and the grant by the Company of an option to purchase all or any part of the International Managers' pro rata portion of up to [_______] shares of Common Stock solely to cover over-allotments, if any (the "International Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities." It is understood that the Company is not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

     The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities."

     The Underwriters will concurrently enter into an Intersyndicate Agreement dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch and Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Underwriters deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-______) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet
(a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International

Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information. Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement, and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the term "U.S. Prospectuses" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated [______], 2001 and the preliminary International Prospectus dated [________], 2001, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

     SECTION 1  REPRESENTATIONS AND WARRANTIES.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectuses nor any amendments or supplements thereto at the time the Prospectuses or any such amendment or supplement was issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement or U.S. Prospectus.

          Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants within the meaning of Regulation S-X under the 1933 Act.

          (iv) Financial Statements. The historical financial statements relating to the Company, together with the related schedules and notes, included in the Registration Statement and the Prospectuses present fairly, in all material respects, the financial position of the Company at the dates indicated and the combined statements of operations, combined statements of equity and combined statements of cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as disclosed therein. The selected historical financial data and the summary financial data included in the Registration Statement and the Prospectuses present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses. The pro forma financial statements of the Company and the related notes thereto included in the Registration Statement and the Prospectuses present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and in the Company's opinion the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise described in therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement and the International Purchase Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, a limited liability company or a limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectuses, all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, with respect to shares owned by the Company, such shares are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than those under the Company's existing credit facility; none of the outstanding shares of capital stock of the subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

          (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectuses in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (ix) Authorization of Agreements. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

          (x) Authorization and Description of the Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for the issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xi) Absence of Defaults, Violations and Conflicts. Neither the Company nor any its subsidiaries is in violation of its charter, by-laws or other formation documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of them is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any its subsidiaries is subject (collectively, the "Agreements and Instruments") or has violated or is in violation of an applicable law, statute, rule, regulation, judgment, order, writ or decree (including any "fraud and abuse legislation" or "anti-kickback law") of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any its subsidiaries or any of their assets, properties or operations, except, in each case, for such defaults or violations that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and the International Purchase Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby and the consummation of the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any its subsidiaries pursuant to, the Agreements and Instruments, except for such conflicts, breaches or defaults or liens, charges, encumbrances or Repayment Events that, singly or in the aggregate, would not result in a Material Adverse Effect or are disclosed in the Prospectuses, nor will such action result in any violation of the provisions of (x) the charter, by-laws or other formation documents of the Company or any its subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any its subsidiaries or any of their assets, properties or operations, except, in the case of (y) above, for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company or any subsidiary.

          (xii) Absence of Labor Dispute. No labor dispute with the employees of any of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which, would result in a Material Adverse Effect.

          (xiii) Absence of Proceedings. Except as disclosed in the Prospectuses, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting any of the Company or any of its subsidiaries which would reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the Company or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder or under the Securities. The aggregate of all pending legal or governmental proceedings to which the Company or any its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Prospectuses, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

          (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on their business as currently conducted by them except as would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except (x) such as have been already obtained and are in full force and effect, (y) any filings under state securities or Blue Sky laws in connection with the sale of the Securities and (z) for such approvals or consents the failure so to obtain would not have a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement.

          (xvii) Possession of Licenses, Permits and Consents. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") which have been issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and to be conducted by them hereafter, except as disclosed in the Prospectuses and except where the failure to so possess such Government Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except as disclosed in the Prospectuses and except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as disclosed in the Prospectuses. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Authorizations") which are necessary for the Company and its subsidiaries to participate in managed care programs except as would not result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all such Authorizations are valid and in full force and effect, except where the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xviii) Medicare and Medicaid. To the extent described in the Prospectuses and except as otherwise described in the Prospectuses, all facilities owned, operated or managed by the Company and its subsidiaries (the "Facilities") (A) are licensed, to the extent necessary, under appropriate state laws to conduct the business as described in the Prospectuses, except as would not result in a Material Adverse Effect; (B) are certified for participation or enrollment in the Medicare and Medicaid programs; (C) have the benefit of a current and valid provider contract with the Medicare and Medicaid programs; and (D) are in substantial compliance with the terms and conditions of participation in such programs and have received all approvals or qualifications necessary for reimbursement, except, in each case, where the failure to be so licensed or certified, to have such contracts, to be in such compliance or to have such approvals or qualifications, singly or in the aggregate, would not have a Material Adverse Effect. To the knowledge of the Company, the amounts established as provisions for Medicare and Medicaid adjustments and adjustments by any other third party payors on the financial statements of the Company are sufficient in all material respects to pay any amounts for which the Company or any of its subsidiaries may be liable for such adjustments. Except as described in the Prospectuses, neither the Company nor any of its subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings, and neither the Company nor any of its subsidiaries has any reason to believe that any such investigations, surveys or proceedings are pending, threatened or imminent, in each case, which notices or threatened investigations, surveys or proceedings singly or in the aggregate would have a Material Adverse Effect.

          (xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property described in the Prospectuses as owned by each of them and good title to all other properties described in the Prospectuses as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as are described in the Prospectuses or such as would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries and under which any of the Company or any its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except such as would not, singly or in the aggregate, have a Material Adverse Effect.

          (xx) Environmental Laws. Except as described in the Prospectuses and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with the requirements of such permits, authorizations and approvals, (C) neither the Company nor any of its subsidiaries is aware of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) neither the Company nor any of its subsidiaries is aware of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

          (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxii) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

          (xxiii) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxiv) Insurance. The Company and its subsidiaries carry or are entitled to and will carry or be entitled to, the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, except for failures to carry or be entitled to benefits of insurance which would not have a Material Adverse Effect.

          (xxv) Stabilization. Neither the Company nor any of its officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xxvi) Compliance with the Cuba Act. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

     SECTION 2  SALE AND DELIVERY TO U.S. UNDERWRITERS; CLOSING.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, subject, in each case, to such adjustments among the U.S. Underwriters as the Global Coordinator in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional [________] shares of Common Stock, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 10:00 A.M. (eastern time) on [_______], 2001 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to Merrill Lynch for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the Option Securities, if any, shall be in such denominations ($100,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time. The certificates representing the Securities shall be made available for examination and packaging by the U.S. Underwriters in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

     SECTION 3 COVENANTS OF THE COMPANY. The Company covenants with each U.S. Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Underwriters and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the Prospectuses is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectuses (as amended or supplemented) as such U.S. Underwriter may reasonably request. The Prospectuses and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in substantially the manner specified in the Prospectuses under "Use of Proceeds."

     (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

     (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4  PAYMENT OF EXPENSES.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriters and any filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto,
(vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

     (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

     SECTION 5 CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinions of Counsel for the Company. At the Closing Time, the U.S. Underwriters shall have received the favorable opinions, each dated as of the Closing Time, of Waller Lansden Dortch & Davis, counsel for the Company, to the effect set forth on Exhibit A hereto, and William F. Carpenter III, Esq., General Counsel to the Company, to the effect set forth on Exhibit B hereto, each in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters and each to such further effect as counsel to the U.S. Underwriters may reasonably request.

     (c) Opinion of Counsel for U.S. Underwriters. At the Closing Time, the U.S. Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Dewey Ballantine LLP, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to certain matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) No Loss or Interference with Business. Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectuses any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses and except for such interference, loss or damage which would not result in a Material Adverse Effect.

     (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (f) Accountants' Comfort Letter. At the time of the execution of this Agreement, the U.S. Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Prospectuses.

     (g) Bring-down Comfort Letter. At the Closing Time, the U.S. Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (h) Approval of Listing. At the Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market.

     (i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (j) Lock-Up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

     (k) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

     (l) Conditions to the Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Underwriters shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinions of Counsel for Company. The favorable opinions of Waller Lansden Dortch & Davis, counsel for the Company, and William F. Carpenter III, Esq., General Counsel to the Company, each in form and substance satisfactory to counsel for the U.S. Underwriters, each dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iii) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Dewey Ballantine LLP, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the U.S. Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Underwriters pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (m) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Underwriters and counsel for the U.S. Underwriters.

     (n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant U.S. Option Securities, may be terminated by the U.S. Underwriters by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6  INDEMNIFICATION.

     (a) Indemnification of U.S. Underwriters(1). The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that, (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) and, provided, further, however, this indemnity agreement shall not inure to the benefit of any U.S. Underwriter or any person controlling such U.S. Underwriter on account of any loss, claim, damage or liability or action arising from the sale of the Securities to any person by such U.S. Underwriter if such U.S. Underwriter failed to send or give a copy of the U.S. Prospectus, as the same may be amended or supplemented, to that person, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact was corrected in the U.S. Prospectus, or any supplement or amendment thereto, as the case may be. It is understood and agreed that the only written information furnished by any U.S. Underwriter for inclusion in the Registration Statement consists of the following information in the U.S.
Prospectus: (i) the last paragraph on the front cover and (ii) the first paragraph under the heading "Commissions and Discounts," the paragraph entitled "Intersyndicate Agreement," the first two sentences of the second paragraph under the heading "Price Stabilizations, Short Positions," and the first sentence under the heading "Passive Market Making," in each case under the caption "Underwriting."

     (b) Indemnification of the Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section
(6)(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) above effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7 CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, as the case may be. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8 REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the U.S. Underwriters.

     SECTION 9  TERMINATION OF AGREEMENT.

     (a) Termination; General. The U.S. Underwriters may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10 DEFAULT BY ONE OR MORE OF THE U.S. UNDERWRITERS. If one or more of the U.S. Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) If the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

     (b) If the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the U.S. Securities to be purchased hereunder, this Agreement, or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the U.S. Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either (i) the U.S. Underwriters or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of

Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for an U.S. Underwriter under this
Section 10.

     SECTION 11 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the Global Coordinator at North Tower, World Financial Center, New York, New York 10281-1209, attention of [___________]. Notices to the Company shall be directed to it at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, attention of General Counsel.

     SECTION 12 PARTIES. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriters shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13 GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                       Very truly yours,


                                       LIFEPOINT HOSPITALS, INC.



                                       By
                                         -------------------------------------
                                            Title:



CONFIRMED AND ACCEPTED,
    as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
SUNTRUST EQUITABLE SECURITIES CORPORATION
UBS WARBURG LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED

By
  ---------------------------------------
          Authorized Signatory

For themselves and as representative of the U.S. Underwriters.

                                   SCHEDULE A


    Name of U.S. Underwriters                              Principal
                                                           Amount of
                                                           U.S. Securities



    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    Credit Suisse First Boston Corporation
    Salomon Smith Barney Inc.
    SunTrust Equitable Securities Corporation
    UBS Warburg LLC





    Total




                                    Sch A-1

                                   SCHEDULE B

                            LIFEPOINT HOSPITALS, INC.

                      [___________] Shares of Common Stock
                           (Par Value $.01 Per Share)

     1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $[____].

     2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $[____], being an amount equal to the initial public offering price set forth above less $[____] per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in
     Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.




                                     Sch B-1

                                   SCHEDULE C

                             [List of subsidiaries]


















                                     Sch C-1

                                   SCHEDULE D

                          [List of persons and entities
                               subject to lock-up]
















                                     Sch D-1

                                                                       Exhibit A

                FORM OF OPINION OF WALLER LANSDEN DORTCH & DAVIS

     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchaser Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (ii) Each subsidiary of the Company that is a Delaware entity and (a) directly or indirectly owns or leases any hospital or (b) is otherwise material to the business of the Company and its subsidiaries taken as one enterprise (a "Material Subsidiary") has been duly organized and is validly existing as a corporation, a limited liability company or a limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectuses, all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, with respect to shares owned directly or indirectly by the Company, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than those under the Company's existing credit facility. To our knowledge, the Company has no direct subsidiaries other than LifePoint Hospitals Holdings, Inc.

     (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (iv) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

     (v) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

     (vi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (vii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (viii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectuses (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     (ix) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

     (x) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Common Stock, and the use of the proceeds from the sale of the Common Stock as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not result in any violation of any Federal, Tennessee or New York statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any Tennessee, New York or Federal statute or the Delaware

General Corporation Law or any order known to us issued by any court or governmental agency or body, except for violations that would not result in a Material Adverse Effect.

     (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Federal, Tennessee or Delaware court or governmental authority or agency is necessary or required for the performance by, the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, or the consummation of the transactions contemplated by the U.S. Purchase Agreement and the International Purchase Agreement, except (a) such as have been already obtained and are in full force and effect, (b) any filings under state securities or Blue Sky laws in connection with the sale of the Securities and (c) for such authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees the failure so to obtain would not have a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated by the U.S. Purchase Agreement or the International Purchase Agreement.

     (xii) The Company is not, and upon the issuance and sale of the Securities as herein contemplated, the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

     (xiii) The Rights under the Company's Shareholder Rights Plan to which the holders of the Securities will be entitled have been duly authorized and validly issued.

     (xiv) The statements made in the Prospectuses under the caption "Description of Capital Stock" and in the Registration Statement under Item 15, insofar as they purport to constitute summaries of legal matters or the terms of contracts and other documents, constitute accurate summaries of such legal matters or the terms of such contracts and other documents in all material respects. To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that not described as required.

     (xv) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xvi) The statements made in the Prospectuses under the caption "United States Federal Tax Considerations for Non-United States Holders", insofar as they purport to constitute summaries of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     (xvii) The statements in the Prospectuses under the captions "Risk Factors--Our revenues may decline if federal or state programs reduce our Medicare or Medicaid payments in the future or managed care companies reduce our reimbursement," "Risk Factors--We may be subject to allegations that we failed to comply with governmental regulation which could result in sanctions that reduce our revenue and profitability," "Business--Government Regulation" and "Business--Payment," insofar as they purport to constitute summaries of the terms of applicable law, rules and regulations or contracts and other documents constitute accurate summaries of such statutes, rules and regulations, contracts and other documents in all material respects.

     In addition, we have participated in conferences with representatives of the Company, representatives of the independent certified public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectuses and related matters were discussed and, although we have not undertaken to determine independently, nor do we pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses, on the basis of and subject to the foregoing, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such opinion will be limited to the laws of the States of Tennessee and New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware and, with respect to the opinions expressed in paragraphs (x) and (xi), such opinion will be further limited to statutes, rules and regulations which, in our experience, are generally applicable to transactions of the type contemplated by the U.S. Purchase Agreement and the International Purchase Agreement.

                                                                       Exhibit B


                FORM OF OPINION OF WILLIAM F. CARPENTER III, ESQ.

     (i) (A) To my knowledge, neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other formation documents or in default in the performance or observance of any of its respective Agreements and Instruments or has violated or is in violation of any Applicable Law of any Governmental Authority, except, in each case, for such defaults or violations that would not result in a Material Adverse Effect or that are disclosed in the Prospectuses; and (B) the execution, delivery and performance by the Company of the U.S. Purchase Agreement and the International Purchase Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated thereby and the consummation of the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds" and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not, to my knowledge, conflict with or constitute a breach of, or default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, the Agreements and Instruments, except for such conflicts, breaches or defaults or liens, charges, encumbrances or Repayment Events that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of (I) the provisions of the charter, by-laws or other formation documents of the Company or its subsidiaries or (II) to my knowledge, any Applicable Law of any Governmental Authority, except in the case of (II) above, for violations that would not result in a Material Adverse Effect.

     (ii) To my knowledge, except as disclosed in the Prospectuses, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against or affecting the Company or any of its subsidiaries which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated by the U.S. Purchase Agreement and the International Purchase Agreement or the performance by the Company of its obligations thereunder.

     (iii) No Governmental Approval of any Governmental Authority is necessary or required for the performance by the Company of its obligations under the U.S. Purchase Agreement and the International Purchase Agreement, in connection with the offering, issuance or sale of the Securities under the U.S. Purchase Agreement and the International Purchase Agreement, or the consummation of the transactions contemplated by the U.S. Purchase Agreement and the International Purchase Agreement, except (a) such as have been already obtained and are in full force and effect, (b) any filings under state securities or Blue Sky laws in connection with the sale of the Securities and (c) as would not result in a Material Adverse Effect or would not materially and adversely affect the consummation of the transactions contemplated by the U.S. Purchase Agreement and the International Purchase Agreement.

     In addition, I have participated in conferences with representatives of the Company, representatives of the independent certified public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectuses and related matters were discussed and, although I have not undertaken to determine independently, nor do I pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses, on the basis of and subject to the foregoing, nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     References to (i) "Applicable Laws" shall mean those laws, rules and regulations of the State of Tennessee which, in my experience, are generally applicable to transactions of the type contemplated by the U.S. Purchase Agreement and the International Purchase Agreement, or to the Company or its subsidiaries; provided, however, that Applicable Laws shall exclude all Federal and state laws and regulations governing Medicare or any state Medicaid program, including without limitation, Sections 1320a-7a, 1320a-7b and 1395nn of Title 42 of the United States Code, Federal and state "fraud and abuse" laws and regulations and Federal and state laws and regulations regarding illegal remuneration, payments for referrals, false claims or physician referrals to entities with which a physician has a financial or other relationship, or laws and regulations requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provision of health care related goods or services; (ii) the term "Governmental Authority" means any Tennessee (or, solely for the opinion expressed in paragraph (i)(A), Federal) executive, judicial, administrative or regulatory body applying Applicable Law having jurisdiction over the Company or its subsidiaries; and (iii) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority.

                                                                       Exhibit C

               [Form of lock-up from directors, officers or other
                     stockholders pursuant to Section 5(j)]

                                [_________], 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
SunTrust Equitable Securities Corporation
UBS Warburg LLC
    as the several U.S. Underwriters named in the within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

         Re:   Proposed Public Offering by LifePoint Hospitals, Inc.

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of LifePoint Hospitals, Inc., a Delaware corporation (the "Company"), understands that (i) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., SunTrust Equitable Securities Corporation and UBS Warburg LLC propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock") and (ii) Merrill Lynch International, Credit Suisse First Boston (Europe) Limited, Salomon Smith Barney Inc., SunTrust Equitable Securities Corporation and UBS Warburg LLC propose to enter into an International Purchase Agreement with the Company providing for the public offering of the Common Stock of the Company (together with the U.S. Purchase Agreement, the "Purchase Agreements"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreements that, during a period of 90 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                       Very truly yours,




                                       Signature:
                                       Print Name:

                                                                         Annex A

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(f)

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

     (i) In our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

     (ii) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim [consolidated] financial statements of the Company, a reading of the minutes of all meetings of the shareholders and directors of the Company and its subsidiaries and the ____________ and ____________ Committees of the Company's Board of Directors and any subsidiary committees since January 1, 2001, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

          (A) At a specified date not more than five days prior to the date of this Agreement, there was any change in the shareholders equity of the Company and its subsidiaries or any decrease in the net current assets of the Company and its subsidiaries or any increase in the long-term debt of the Company and its subsidiaries,1 in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

          (B) For the period from January 1, 2001 to a specified date not more than five days prior to the date of this Agreement, there was any decrease in revenues, EBITDA, net income per share and net income in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;


-----------------------
1 The blanks should be filled in with significant balance sheet items, selected by the banker and tailored to the issuer's industry in general and operations in particular. While the ultimate decision of which items should be included rests with the banker, comfort is routinely requested for certain balance sheet items, including long-term debt, Shareholders' equity, capital stock and net current assets.




                                   Annex A-1

     (iii) Based upon the procedures set forth in clause (ii) above and a reading of the Selected Consolidated Financial and Operating Data included in the Registration Statement, nothing came to our attention that caused us to believe that the Selected Consolidated Financial and Operating Data included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Consolidated Financial and Operating Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

     (iv) We have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein. nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

     (v) We are unable to and do not express any opinion on the Unaudited Pro Forma Condensed Consolidated Financial Statements (the "Pro Forma Statements") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements; however, for purposes of this letter we have:

          (A) read the Pro Forma Statements;

          (B) performed an audit of the financial statements to which the pro forma adjustments were applied;

          (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

          (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and

     on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statements included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and



                                   Annex A-2

     (vii) In addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.







                                   Annex A-3

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
SECTION 1          Representations and Warranties..............................................4

     (a)      Representations and Warranties by the Company....................................4
     (b)      Officer's Certificates..........................................................13

SECTION 2          Sale and Delivery to U.S. Underwriters; Closing............................13

     (a)      Initial Securities..............................................................13
     (b)      Option Securities...............................................................13
     (c)      Payment.........................................................................13
     (d)      Denominations; Registration.....................................................14
     (e)      Appointment of Qualified Independent Underwriter................................14

SECTION 3          Covenants of the Company...................................................14

     (a)      Compliance with Securities Regulations and Commission Requests..................14
     (b)      Filing of Amendments............................................................15
     (c)      Delivery of Registration Statements.............................................15
     (d)      Delivery of Prospectuses........................................................15
     (e)      Continued Compliance with Securities Laws.......................................16
     (f)      Blue Sky Qualifications.........................................................16
     (g)      Rule 158........................................................................16
     (h)      Use of Proceeds.................................................................16
     (i)      Listing.........................................................................16
     (j)      Restriction on Sale of Securities...............................................17
     (k)      Reporting Requirements..........................................................17

SECTION 4          Payment of Expenses........................................................17

     (a)      Expenses........................................................................17
     (b)      Termination of Agreement........................................................18

SECTION 5          Conditions of U.S. Underwriters' Obligations...............................18

     (a)      Effectiveness of Registration Statement.........................................18
     (b)      Opinions of Counsel for the Company.............................................18
     (c)      Opinion of Counsel for U.S. Underwriters........................................18
     (d)      No Loss or Interference with Business...........................................19
     (e)      Officers' Certificate...........................................................19
     (f)      Accountants' Comfort Letter.....................................................19
     (g)      Bring-down Comfort Letter.......................................................19

     (h)      Approval of Listing.............................................................19
     (i)      No Objection....................................................................19
     (j)      Lock-Up Agreements..............................................................20
     (k)      Purchase of Initial International Securities....................................20
     (l)      Conditions to the Purchase of U.S. Option Securities............................20
     (m)      Additional Documents............................................................20
     (n)      Termination of Agreement........................................................21

SECTION 6          Indemnification............................................................21

     (a)      Indemnification of U.S. Underwriters............................................21
     (b)      Indemnification of the Company, Directors and Officers..........................22
     (c)      Actions against Parties; Notification...........................................23
     (d)      Settlement without Consent if Failure to Reimburse..............................23

SECTION 7          Contribution...............................................................24


SECTION 8          Representations, Warranties and Agreements to Survive Delivery.............25


SECTION 9          Termination of Agreement...................................................25

     (a)      Termination; General............................................................25
     (b)      Liabilities.....................................................................26

SECTION 10         Default by One or More of the U.S. Underwriters............................26


SECTION 11         Notices....................................................................27


SECTION 12         Parties....................................................................27


SECTION 13         GOVERNING LAW AND TIME.....................................................27


SECTION 14         Effect of Headings.........................................................27

SCHEDULE A...............................................................................Sch A-1
SCHEDULE B...............................................................................Sch B-1
SCHEDULE C...............................................................................Sch C-1
SCHEDULE D...............................................................................Sch D-1

Exhibit A....................................................................................A-1
Exhibit B....................................................................................B-1
Exhibit C....................................................................................C-1

Annex A................................................................................Annex A-1

================================================================================




                            LifePoint Hospitals, Inc.


                            (a Delaware corporation)


                         [______] Shares of Common Stock


                             U.S. PURCHASE AGREEMENT













Dated:  [_________], 2001



================================================================================